LICENSE AGREEMENT

        FOR THE COMMERCIAL DEVELOPMENT & MANUFACTURE OF WIRELESS SYSTEMS

This Agreement is made and entered into on this 27th day of February 2004 by and between the following:

|X|   Photron Technologies Ltd. ("PHOTRON"); and

|X|   aeroTelesis, Inc. ("AEROTELESIS")

Photron and aeroTelesis are hereinafter jointly referred to as the Parties to this Agreement.

RECITALS:

Whereas Photron is the developer and provider of wireless telecommunications technologies, turn-key operating systems, as well as an equipment manufacturing company; and

Whereas Photron entered into an exclusive licensing & manufacturing agreement with AeroTelesis Philippines Ltd. ("ATP"), a wholly owned subsidiary of aeroTelesis, for which it was agreed that Photron would exclusively manufacture and supply USM-based products and systems for ATP to deploy in advanced wireless telephony services in the Philippines; and

Whereas aeroTelesis is a global wireless telecommunications service company that is focused in the commercial deployment of advanced wireless networks in developing countries and desires the opportunity to deploy the USM technology for next generation wireless communication services in countries beyond the Philippines; and

Whereas through this Agreement, the Parties mutually agree for a licensing and manufacturing relationship (depending upon specific network applications) to be established, for which Photron Technologies will execute the commercial development and manufacture of wireless communication products & systems for aeroTelesis to deliver and implement in to those countries that it enters and is able to secure the necessary government rights and/or business licenses & relationships for establishing new wireless services; and

Whereas  this   Agreement   will  also  form  the  basis  for  a  more  detailed
Manufacturing Contract that will be entered into at a later date and which will supercede this Agreement.


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NOW,  THEREFORE,  based on the foregoing  premises and in  consideration  of the mutual promises and covenants contained herein, the parties hereto hereby agree as follows:

I.    THE USM TECHNOLOGY

Photron is the sole developer and commercial manufacturer of a unique, next generation wireless transmission technology that it has named "Ultra Spectral Modulation" ("USM"). The concept of USM is to utilize a coding and modulation method for the data that uses a minimum or almost zero bandwidth. USM creates abrupt phase shifts in the radio frequency carrier to encode digital information instead of using a separate modulating carrier of a specified bandwidth to phase encode the information. The primary benefit of USM is its ability to provide for increased data transmission rates and larger data capacity through narrow channels as small as 3 KHz bandwidth or smaller because of "micro channeling" techniques.

For wireless communications services, USM can be most effectively utilized for the following mainstream applications:

|X|   Wireless Local Loop (WLL)

|X|   Mobile Voice & Data Networks

|X|   Voice over Internet Protocol (VoIP)

|X|   Satellite Communications

|X|   Others

II.   LICENSING RIGHTS FOR THE USE & DEPLOYMENT OF THE USM TECHNOLOGY

The Parties hereby agree that Photron Technologies will commercially develop and manufacture the USM-based products & systems for aeroTelesis to use and deploy in its advanced wireless networks, for which the terms & conditions of this licensing relationship are hereby defined as follows:

SEMI-EXCLUSIVE DEVELOPMENT & MANUFACTURE OF ADVANCED WIRELESS TELECOMMUNICATION PRODUCTS & SYSTEMS: Photron hereby agrees to develop and manufacture, on a semi-exclusive basis, advanced wireless telecommunication products & systems -- which includes but is not limited to WIRELESS LOCAL LOOP as well as MOBILE VOICE & DATA products and systems -- for aeroTelesis, using the USM technology.

It is understood by aeroTelesis that the other Licensee of the USM technology for these wireless telecommunication products & services is Nations Mobile Networks Ltd. ("Nations"), the company from which it acquired Aerotelesis Philippines Inc. ("ATP") in October 2003 and from which aeroTelesis holds the Right of First Refusal to purchase additional telecommunication licenses and/or operations in developing nations, such as: Southeast Asia, Central & South America, and the Middle East. If aeroTelesis endeavors to acquire exclusive rights or any other non-conflict provisions for the use USM in these and other telecommunication services, it understands that such an agreement will have to be reached directly with Nations.


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EXCLUSIVE  DEVELOPMENT & MANUFACTURE  OF SATELLITE  NETWORK  PRODUCTS & SYSTEMS:
Photron hereby agrees to exclusively develop and manufacture satellite network products & systems for aeroTelesis, using the USM technology. This includes but is not limited to such satellite products & systems that can be integrated into existing satellite-oriented terrestrial based infrastructure equipment, such as earth stations, as well as other satellite-oriented equipment that is intended for the consumer market, such as satellite set-top boxes (for the delivery of HDTV, broadband internet, etc.) and mobile devices for voice & data services.

III.  LICENSE TERMS & CONDITIONS

The Parties hereby agree that the License Fees for aeroTelesis to utilize and deploy the USM technology in these wireless applications are as follows:

COUNTRY LICENSE PAYMENT: For each country that aeroTelesis deploys a new wireless service with the USM technology, it will pay to Photron not less than US **. For example, if aeroTelesis deploys the USM technology for wireless telephony services in Country A, then it will make a minimum payment in the amount of * to Photron; and if aeroTelesis deploys the USM technology for satellite communication services in Country A, then it will make a minimum payment in the amount of * to Photron. The actual amount to be paid for a particular country and service will be dependent upon the following criteria:

      o     Size of the country and its demographics

      o     Business projections for the intended wireless service(s)

      o Status of the USM products & systems (i.e. early stage development vs. turnkey system)

      o     Other factors


-----------------
* [*] Confidential information has been omitted and separately filed with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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

The Parties will determine the license payment amount on a country by country basis, taking into consideration all of the criteria described above. However, in no event will it be less than **.

The license payments can be made in cash or stock. A payment schedule will be determined a later.

ROYALTY PAYMENTS: The amount of royalty payments due to Photron by aeroTelesis will be mutually agreed to by the parties at the time of deployment of the product(s). Such royalty payments shall be memorialized by an amendment to this agreement or in subsequent agreements entered into by the parties which will detail such royalty payments and shall be in writing.

TERM. This semi-exclusive and exclusive commercial relationship shall commence upon the effective date of this Agreement for a period of ten (10) years. After this initial term, this Agreement shall be renewed for successive five (5) year terms subject to terms & conditions, which may be changed if necessary or appropriate, that will be negotiated between the Parties upon the commencement of each new 5-year term.

      IV.   PRICING & PURCHASE OF USM PRODUCTS & SYSTEMS

For each wireless network that will be deployed, certain network equipment based on the USM technology (the "USM Products & Systems") will be required. The USM Products & Systems will be comprised of the following:

|X|   Handsets

|X|   Base Stations

|X|   Transceivers

|X|   Cell site infrastructure

|X|   Other network components and terminals

Pricing for the USM products & systems will be as negotiated by the parties as such purchases are made or agreed to and will depend upon the network specifications and requirements.

Payments will be made in cash or through an irrevocable letter of credit.

------------------

* [*] Confidential information has been omitted and separately filed with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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Other terms and conditions for the purchase of the USM products and systems will be determined in the detailed

Manufacturing Contract or upon the placement of a specific purchase order.

V.    OTHER MATTERS

Any other business matters that are not covered in this Agreement can be agreed to only in writing between the Parties and will be attached to this Agreement as an Addendum.

This Agreement is legal and binding upon the Parties under the laws of the Republic of Singapore.


                                   SIGNATORIES

Photron Technologies Ltd.                       aeroTelesis, Inc.
Name: William Chan                              Name: Joseph Gutierrez
Title: Director                                 Title: President



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